Exhibit 23.3

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

October 7, 2013

Board of Directors of Antero Resources Corporation

1625 17th Street

Denver, Colorado 80202

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Antero Resources Corporation Long-Term Incentive Plan of information taken from each of our reports dated February 14, 2011, January 27, 2012, July 23, 2013, and July 24, 2013 related to the Appalachian Basin properties of Antero Resources LLC in the Marcellus, Upper Devonian and Utica Shales, and from our reports dated February 17, 2011 and January 27, 2012 related to the Arkoma Basin, Woodford Shale and Fayetteville Shale properties of Antero Resources Corporation in the form and context in which they appear in the Registration Statement on Form S-1 of Antero Resources Corporation and the related prospectus that is a part thereof.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716